UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On October 27, 2005, The Reynolds and Reynolds Company (the "Company") issued a press release announcing its expected 2005 fourth quarter and fiscal year end results. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 2.06 Material Impairments.

On July 21, 2005, the Company announced that it would discontinue its Reynolds Generation Series Suite ("Suite") software solution and write off approximately $67 million of capitalized software development costs during the fourth fiscal quarter of 2005. The company also announced at that time that it may recognize additional Suite-related costs during the fourth fiscal quarter. On October 27, 2005, the Company issued a press release announcing its expected 2005 fourth quarter and fiscal year end results. In that release, the company reported that it will record approximately $27 million of additional pre-tax expense related to discontinuing Suite.

Also in the October 27, 2005, the Company announced that it had recorded fourth quarter charges related to a goodwill impairment of an international operation resulting in approximately $6 million of pre-tax loss.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a.) On October 26, 2005, the Audit Committee of the Board of Directors of The Reynolds and Reynolds Company (the "Company") determined that it will be required to restate previously issued financial statements of the Company for the fiscal year ended September 30, 2004 and the quarter ended December 31, 2004. The restatement is necessary because the Company has determined that its prior classification of auction rate securities as cash and equivalents was not consistent with accounting principles generally accepted in the U.S. As a result, the previously issued financial statements and, in the case of fiscal year ended September 30, 2004, the related report of independent registered public accountants, for those periods should no longer be relied upon. In March 2005, the Company began classifying auction rate securities as marketable securities. The Company will be filing amendments to its Annual Report on Form 10-K for the year ended September 30, 2004 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 to reflect the restatements described above, promptly upon resolution of the comments of the Securities and Exchange Commission's Staff concerning the Company's revenue recognition policy. The Audit Committee of the Company’s Board of Directors and senior management of the Company have discussed this matter with the Company’s registered independent public accountants, Deloitte & Touche LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

October 28, 2005	By:	Robert S. Guttman

Name: Robert S. Guttman
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release October 27, 2005